As filed with the Securities and Exchange Commission on October 27, 2020

Registration No. 333-249366

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 3

To

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lufax Holding Ltd

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	6199	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No. 1333 Lujiazui Ring Road 15/F

Pudong New District, Shanghai

People’s Republic of China

+86 21-38632121

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower The Landmark 15 Queen’s Road Central, Hong Kong +852 3740-4700	Haiping Li, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Jing An Kerry Centre Tower II, 46th Floor 1539 Nanjing West Road Shanghai 200040, China +86 21-6193-8200	David T. Zhang, Esq. Steve Lin, Esq. Kirkland & Ellis International LLP c/o 26th Floor, Gloucester Tower The Landmark 15 Queen’s Road Central, Hong Kong +852 3761-3300

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(2)(3)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee(4)
Ordinary shares, par value US$0.00001 per share(1)	100,625,000	US$27.00	US$2,716,875,000	US$296,411.06

(1)

American depositary shares issuable upon deposit of the ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No.333-249612). Two American depositary shares represent one ordinary share.

(2)

Includes ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public, and also includes ordinary shares that may be purchased by the underwriters pursuant to an over-allotment option. These ordinary shares are not being registered for the purpose of sales outside the United States.

(3)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933.
(4)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 is being filed solely for the purpose of filing exhibit 1.1 to this registration statement on Form F-1, or the Registration Statement, to reflect the updated filing status of such exhibit in Item 6 of Part II of the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and Part II of the Registration Statement. This Amendment No. 3 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from Amendment No. 2 to the Registration Statement filed on October 22, 2020, and consists only of the cover page, this explanatory note and Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. Our post-offering amended and restated memorandum and articles of association provide that each officer or director of our company shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the form of indemnification agreement filed as Exhibit 10.4 to this Registration Statement, we will agree to indemnify our directors and senior officers against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our company.

The form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions.

Purchaser	Date of Issuance	Number of Securities	Class of Securities	Consideration
Honor Reliance Development Limited	June 12, 2018	22,146,871	Class A Ordinary Share	(i) 40% equity interest in each of Ping An Jixin (Shanghai) Investment Management Co., Ltd. and Chongqing Chongjinsuo Enterprise Management Company and (ii) nominal price
Tun Kung Company Limited	December 24, 2019	15,000,000	Class A Ordinary Share	Nominal price (reserved for share awards available under our 2019 Plan)
F3 Holding LLC	November 29, 2018	19,452,584	Class C Ordinary Shares	US$585,000,000
DIC Holding LLC	November 29, 2018	2,161,398	Class C Ordinary Shares	US$65,000,000

Purchaser	Date of Issuance	Number of Securities	Class of Securities	Consideration
HS Investments AP13 Limited	November 29, 2018	665,045	Class C Ordinary Shares	US$19,999,982
HS Investments (A) L.P.	November 29, 2018	166,262	Class C Ordinary Shares	US$5,000,018
HS Investments (C) Limited	November 29, 2018	332,523	Class C Ordinary Shares	US$10,000,006
So Cheung Wing	November 29, 2018	5,586,383	Class C Ordinary Shares	US$168,000,000
Lux Holdings Limited	November 29, 2018	4,987,842	Class C Ordinary Shares	US$150,000,000
LionRock LJS L.P. (formerly known as LionRock Money L.P.)	November 29, 2018	2,261,155	Class C Ordinary Shares	US$68,000,000
All-Stars PESP V Limited	November 29, 2018	1,662,614	Class C Ordinary Shares	US$50,000,000
Macquarie Capital Asian Fintech Investments Holdings LP	November 29, 2018	1,094,831	Class C Ordinary Shares	US$32,925,000
SBI Hong Kong Holdings Co., Limited	November 29, 2018	166,261	Class C Ordinary Shares	US$5,000,000
SBI AI&Blockchain Investment LPS	November 29, 2018	166,261	Class C Ordinary Shares	US$5,000,000
J.P. Morgan Securities LLC	November 29, 2018	1,163,830	Class C Ordinary Shares	US$35,000,000
UBS AG, London Branch	November 29, 2018	1,562,858	Class C Ordinary Shares	US$47,000,000
Hermitage Galaxy Fund SPC on behalf of Hermitage Fund Four SP	November 29, 2018	997,568	Class C Ordinary Shares	US$30,000,000
Broad Street Principal Investments L.L.C.	November 29, 2018	831,307	Class C Ordinary Shares	US$25,000,000
United Overseas Bank Limited	November 29, 2018	997,568	Class C Ordinary Shares	US$30,000,000
Bangkok Bank Public Company Limited	January 31, 2019	1,662,614	Class C Ordinary Shares	US$50,000,000
Lux Holdings Limited	January 31, 2019	1,014,195	Class C Ordinary Shares	US$30,500,000
Sabre Capital (Mauritius) Limited	January 31, 2019	16,626	Class C Ordinary Shares	US$500,000

Purchaser	Date of Issuance	Type of Securities	Principal Amount	Consideration
F3 Holding LLC	September 30, 2020	Optionally Convertible Note	US$585,000,000	19,452,584 Class C Ordinary Shares

DIC Holding LLC	September 30, 2020	Optionally Convertible Note	US$65,000,000	2,161,398 Class C Ordinary Shares

HS Investments AP13 Limited	September 30, 2020	Optionally Convertible Note	US$20,000,000	665,045 Class C Ordinary Shares

Purchaser	Date of Issuance	Type of Securities	Principal Amount	Consideration

So Cheung Wing	September 30, 2020	Automatically Convertible Note	US$168,000,000	5,586,383 Class C Ordinary Shares

Lux Holdings Limited	September 30, 2020	Optionally Convertible Note	US$150,000,000	4,987,842 Class C Ordinary Shares (acquired on November 29, 2018)

		Optionally Convertible Note	US$30,500,000	1,014,195 Class C Ordinary Shares (acquired on January 31, 2019)

LionRock LJS L.P.	September 30, 2020	Optionally Convertible Note	US$68,000,000	2,261,155 Class C Ordinary Shares

All-Stars PESP V Limited	September 30, 2020	Optionally Convertible Note	US$50,000,000	1,662,614 Class C Ordinary Shares

Macquarie Capital Asian Fintech Investments Holdings LP	September 30, 2020	Optionally Convertible Note	US$32,925,000	1,094,831 Class C Ordinary Shares

SBI Hong Kong Holdings Co., Limited	September 30, 2020	Optionally Convertible Note	US$5,000,000	166,261 Class C Ordinary Shares

SBI AI&Blockchain Investment LPS	September 30, 2020	Optionally Convertible Note	US$5,000,000	166,261 Class C Ordinary Shares

HS Investments (A) L.P.	September 30, 2020	Optionally Convertible Note	US$5,000,000	166,262 Class C Ordinary Shares

HS Investments (C) Limited	September 30, 2020	Optionally Convertible Note	US$10,000,000	332,523 Class C Ordinary Shares

UBS AG, London Branch	September 30, 2020	Optionally Convertible Note	US$39,000,000	1,296,839 Class C Ordinary Shares

		Automatically Convertible Note	US$8,000,000	266,019 Class C Ordinary Shares

Hermitage Galaxy Fund SPC on behalf of Hermitage Fund Four SP	September 30, 2020	Optionally Convertible Note	US$30,000,000	997,568 Class C Ordinary Shares

Broad Street Principal Investments L.L.C.	September 30, 2020	Optionally Convertible Note	US$25,000,000	831,307 Class C Ordinary Shares

United Overseas Bank Limited	September 30, 2020	Optionally Convertible Note	US$30,000,000	997,568 Class C Ordinary Shares

Sabre Capital (Mauritius) Limited	September 30, 2020	Optionally Convertible Note	US$500,000	16,626 Class C Ordinary Shares

Rajendra Singh 2011 Florida Trust FBO Hersh Raj Singh	September 30, 2020	Optionally Convertible Note	US$2,500,000	83,131 Class C Ordinary Shares

Rajendra Singh 2011 Florida Trust FBO Samir Raj Singh	September 30, 2020	Optionally Convertible Note	US$2,500,000	83,131 Class C Ordinary Shares

Purchaser	Date of Issuance	Type of Securities	Principal Amount	Consideration

LMA SPC for the account of Map 248 Segregated Portfolio	September 30, 2020	Automatically Convertible Note	US$20,000,000	665,046 Class C Ordinary Shares

Aaron Nieman	September 30, 2020	Optionally Convertible Note	US$500,000	16,626 Class C Ordinary Shares

Blaine Marder	September 30, 2020	Optionally Convertible Note	US$200,000	6,650 Class C Ordinary Shares

J.P. Morgan Securities LLC	September 30, 2020	Automatically Convertible Note	US$8,300,000	275,994 Class C Ordinary Shares

Generation Growth Investors Limited	September 30, 2020	Optionally Convertible Note	US$1,000,000	33,252 Class C Ordinary Shares

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

See Exhibit Index beginning on page II-5 of this registration statement.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Lufax Holding Ltd

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement

3.1†	Fourth Amended and Restated Memorandum of Association and Seventh Amended and Restated Articles of Association of the Registrant, as currently in effect

3.2†	Form of Fifth Amended and Restated Memorandum of Association and Eighth Amended and Restated Articles of Association of the Registrant, as effective upon the completion of this offering

4.1†	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3)

4.2†	Registrant’s Specimen Certificate for Ordinary Shares

4.3†	Form of Deposit Agreement, among the Registrant, the depositary and all holders and beneficial owners of American Depositary Shares issued thereunder

4.4†	Amended and Restated Shareholders Agreement relating to Lufax Holding Ltd between the Registrant and other parties thereto dated January 31, 2019

4.5†	Convertible Promissory Note of the Registrant issued to China Ping An Insurance Overseas (Holdings) Limited dated October 8, 2015

4.6†	Convertible Promissory Note of the Registrant issued to An Ke Technology Company Limited dated October 8, 2015

4.7†	Amendment and Supplemental Agreement to the Share Purchase Agreement and the Convertible Promissory Notes, among the Registrant, China Ping An Insurance Overseas (Holdings) Limited and An Ke Technology Company Limited dated August 31, 2020

4.8†	Securities Exchange Agreement by and among the Registrant and other parties thereto dated September 23, 2020 (with forms of automatically convertible promissory notes and optionally convertible promissory notes attached thereto)

4.9†	Securityholders Agreement relating to Lufax Holding Ltd between the Registrant and other parties thereto dated September 30, 2020

5.1†	Opinion of Conyers Dill & Pearman regarding the validity of the ordinary shares being registered

8.1†	Opinion of Conyers Dill & Pearman regarding certain Cayman Islands tax matters

8.2†	Opinion of Haiwen & Partners regarding certain PRC tax matters (included in Exhibit 99.2)

10.1†	English translation of Amended and Restated Phase I Share Incentive Plan

10.2†	English translation of Amended and Restated Phase II Share Incentive Plan

10.3†	English translation of 2019 Performance Share Unit Plan

10.4†	Form of Indemnification Agreement with the Registrant’s directors and executive officers

10.5†	Form of Employment Agreement between the Registrant and its executive officers

10.6†	Exclusive Asset Option Agreement, by and among Weikun (Shanghai) Technology Service Co., Ltd (formerly known as Shanghai Huiyuan Management Consulting Company Limited), Xinjiang Tongjun Equity Investment Limited Partnership, Linzhi Jinsheng Investment Management Limited Partnership, Shanghai Lanbang Investment Limited Liability Company, Shenzhen Ping An Financial Technology Consulting Co., Ltd and Shanghai Xiongguo Corporation Management Co., Ltd., dated March 23, 2015

Exhibit Number	Description of Document

10.7†	Exclusive Equity Interest Option Agreement, by and among Weikun (Shanghai) Technology Service Co., Ltd (formerly known as Shanghai Huiyuan Management Consulting Company Limited), Xinjiang Tongjun Equity Investment Limited Partnership, Linzhi Jinsheng Investment Management Limited Partnership, Shanghai Lanbang Investment Limited Liability Company, Shenzhen Ping An Financial Technology Consulting Co., Ltd and Shanghai Xiongguo Corporation Management Co., Ltd., dated March 23, 2015

10.8†	Exclusive Business Cooperation Agreement, by and between Weikun (Shanghai) Technology Service Co., Ltd (formerly known as Shanghai Huiyuan Management Consulting Company Limited) and Shanghai Xiongguo Corporation Management Co., Ltd., dated March 23, 2015

10.9†	Share Pledge Agreement, by and among Weikun (Shanghai) Technology Service Co., Ltd (formerly known as Shanghai Huiyuan Management Consulting Company Limited), Xinjiang Tongjun Equity Investment Limited Partnership and Shanghai Xiongguo Corporation Management Co., Ltd., dated March 23, 2015

10.10†	Share Pledge Agreement, by and among Weikun (Shanghai) Technology Service Co., Ltd (formerly known as Shanghai Huiyuan Management Consulting Company Limited), Linzhi Jinsheng Investment Management Limited Partnership and Shanghai Xiongguo Corporation Management Co., Ltd., dated March 23, 2015

10.11†	Share Pledge Agreement, by and among Weikun (Shanghai) Technology Service Co., Ltd (formerly known as Shanghai Huiyuan Management Consulting Company Limited), Shanghai Lanbang Investment Limited Liability Company and Shanghai Xiongguo Corporation Management Co., Ltd., dated March 23, 2015

10.12†	Share Pledge Agreement, by and among Weikun (Shanghai) Technology Service Co., Ltd (formerly known as Shanghai Huiyuan Management Consulting Company Limited), Shenzhen Ping An Financial Technology Consulting Co., Ltd and Shanghai Xiongguo Corporation Management Co., Ltd., dated March 23, 2015

10.13†	Voting Trust Agreement, by and among Weikun (Shanghai) Technology Service Co., Ltd (formerly known as Shanghai Huiyuan Management Consulting Company Limited), Xinjiang Tongjun Equity Investment Limited Partnership, Linzhi Jinsheng Investment Management Limited Partnership, Shanghai Lanbang Investment Limited Liability Company, Shenzhen Ping An Financial Technology Consulting Co., Ltd and Shanghai Xiongguo Corporation Management Co., Ltd., dated March 23, 2015

10.14†	Exclusive Asset Option Agreement, by and among Weikun (Shanghai) Technology Service Co., Ltd (formerly known as Shanghai Huiyuan Management Consulting Company Limited), Shanghai Xiongguo Corporation Management Co., Ltd., Shanghai Huikang Information Technology Co., Ltd. and Shanghai Lujiazui International Financial Asset Exchange Co., Ltd., dated March 23, 2015

10.15†	Exclusive Equity Interest Option Agreement, by and among Weikun (Shanghai) Technology Service Co., Ltd (formerly known as Shanghai Huiyuan Management Consulting Company Limited), Shanghai Xiongguo Corporation Management Co., Ltd., Shanghai Huikang Information Technology Co., Ltd., Shanghai Lujiazui International Financial Asset Exchange Co., Ltd. and certain other party thereto, dated March 23, 2015

10.16†	Exclusive Equity Interest Option Agreement, by and among Weikun (Shanghai) Technology Service Co., Ltd (formerly known as Shanghai Huiyuan Management Consulting Company Limited), Shanghai Huikang Information Technology Co., Ltd., Shanghai Lujiazui International Financial Asset Exchange Co., Ltd. and certain other party thereto, dated March 23, 2015

Exhibit Number	Description of Document

10.17†	Exclusive Business Cooperation Agreement, by and between Weikun (Shanghai) Technology Service Co., Ltd (formerly known as Shanghai Huiyuan Management Consulting Company Limited) and Shanghai Lujiazui International Financial Asset Exchange Co., Ltd., dated March 23, 2015

10.18†	Share Pledge Agreement, by and among Weikun (Shanghai) Technology Service Co., Ltd (formerly known as Shanghai Huiyuan Management Consulting Company Limited), Shanghai Xiongguo Corporation Management Co., Ltd. and Shanghai Lujiazui International Financial Asset Exchange Co., Ltd., dated March 23, 2015

10.19†	Share Pledge Agreement, by and among Weikun (Shanghai) Technology Service Co., Ltd (formerly known as Shanghai Huiyuan Management Consulting Company Limited), Shanghai Huikang Information Technology Co., Ltd. and Shanghai Lujiazui International Financial Asset Exchange Co., Ltd., dated March 23, 2015

10.20†	Voting Trust Agreement, by and among Weikun (Shanghai) Technology Service Co., Ltd (formerly known as Shanghai Huiyuan Management Consulting Company Limited), Shanghai Xiongguo Corporation Management Co., Ltd., Shanghai Huikang Information Technology Co., Ltd. and Shanghai Lujiazui International Financial Asset Exchange Co., Ltd., dated March 23, 2015

10.21†	Exclusive Asset Option Agreement, by and among Lufax Holding (Shenzhen) Technology Service Co., Ltd., Shenzhen Ping An Financial Technology Consultation Company, Shanghai Lanbang Investment Company, Xinjiang Tongjun Equity Investment Limited Partnership, Linzhi Jinsheng Investment Management Limited Partnership, Shenzhen Lufax Holding Enterprise Management Co., Ltd. and other parties thereto, dated November 21, 2018

10.22†	Exclusive Equity Interest Option Agreement, by and among Lufax Holding (Shenzhen) Technology Service Co., Ltd., Shenzhen Ping An Financial Technology Consultation Company, Shanghai Lanbang Investment Company, Xinjiang Tongjun Equity Investment Limited Partnership, Linzhi Jinsheng Investment Management Limited Partnership, Shenzhen Lufax Holding Enterprise Management Co., Ltd. and other parties thereto, dated November 21, 2018

10.23†	Exclusive Business Cooperation Agreement, by and between Lufax Holding (Shenzhen) Technology Service Co., Ltd. and Shenzhen Lufax Holding Enterprise Management Co., Ltd., dated November 21, 2018

10.24†	Share Pledge Agreement, by and among Lufax Holding (Shenzhen) Technology Service Co., Ltd., Shenzhen Ping An Financial Technology Consultation Company, Shanghai Lanbang Investment Company, Xinjiang Tongjun Equity Investment Limited Partnership, Linzhi Jinsheng Investment Management Limited Partnership, Shenzhen Lufax Holding Enterprise Management Co., Ltd. and other parties thereto, dated November 21, 2018

10.25†	Voting Proxy Agreement, by and among Lufax Holding (Shenzhen) Technology Service Co., Ltd., Shenzhen Ping An Financial Technology Consultation Company, Shanghai Lanbang Investment Company, Xinjiang Tongjun Equity Investment Limited Partnership, Linzhi Jinsheng Investment Management Limited Partnership, Shenzhen Lufax Holding Enterprise Management Co., Ltd. and other parties thereto, dated November 21, 2018

10.26†	English translation of form of letter of undertakings, from each individual shareholder of direct shareholders of Shenzhen Lufax Holding Enterprise Management Co., Ltd.

10.27†	English translation of form of spousal consent letter, from the spouse of each individual shareholder of direct shareholders of Shenzhen Lufax Holding Enterprise Management Co., Ltd.

21.1†	Principal subsidiaries and consolidated affiliated entities of the Registrant

23.1†	Consent of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm

Exhibit Number	Description of Document

23.2†	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

23.3†	Consent of Haiwen & Partners (included in Exhibit 99.2)

24.1†	Powers of Attorney (included on signature page)

99.1†	Code of Business Conduct and Ethics of the Registrant

99.2†	Opinion of Haiwen & Partners regarding certain PRC law matters

99.3†	Consent of Oliver Wyman, Inc. (Hong Kong Branch)

†	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on October 27, 2020.

Lufax Holding Ltd

By:	/s/ Gregory Dean Gibb
Name: Gregory Dean Gibb
Title: Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Co-Chairman of the Board and Chairman of Lufax Executive Committee	October 27, 2020
Guangheng Ji

*	Chairman of the Board	October 27, 2020
Renjie Li

/s/ Gregory Dean Gibb	Director and Chief Executive Officer (Principal Executive Officer)	October 27, 2020
Gregory Dean Gibb

*	Director and Chief Executive Officer of Puhui	October 27, 2020
Yong Suk Cho

*	Director	October 27, 2020
Jason Bo Yao

*	Director	October 27, 2020
Sin Yin Tan

*	Director	October 27, 2020
Eddie Siu Wah Law

*	Director	October 27, 2020
Peter Jurdjevic

*	Director	October 27, 2020
Jiming Ha

*	Director	October 27, 2020
Rusheng Yang

*	Director	October 27, 2020
Weidong Li

*	Director	October 27, 2020
Xudong Zhang

*	Chief Financial Officer (Principal Financial and Accounting Officer)	October 27, 2020
James Xigui Zheng

Signature	Title	Date

*	Controller and Chief Financial Officer of Puhui	October 27, 2020
David Siu Kam Choy

*By	/s/ Gregory Dean Gibb
Name: Gregory Dean Gibb
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Lufax Holding Ltd, has signed this registration statement or amendment thereto in New York on October 27, 2020.

Cogency Global Inc. Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President